UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013 (November 19, 2013)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 514-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
On November 19, 2013, Mylan Inc. (the "Company") entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner, & Smith Incorporated, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein (the “Underwriters”), with respect to a registered offering of aggregate principal amount of $2.0 billion in bond issuance comprised of:

•	$500 million aggregate principal amount of 1.35% senior notes due 2016 (the "2016 Notes");

•	$500 million aggregate principal amount of 2.55% senior notes due 2019 (the "2019 Notes");

•	$500 million aggregate principal amount of 4.20% senior notes due 2023 (the "2023 Notes"); and

•	$500 million aggregate principal amount of 5.40% senior notes due 2043 (the "2043 Notes" and together with the 2016 Notes, the 2019 Notes, and the 2023 Notes, the "Senior Notes").
Pursuant to the Underwriting Agreement, the Company agreed to issue and sell the Senior Notes to the Underwriters. The Underwriting Agreement includes customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. A copy of the Underwriting Agreement is filed hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On November 19, 2013, the Company issued a press release announcing the pricing of the Senior Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement dated November 19, 2013 by and among the Company, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

99.1	Pricing Press Release of Mylan Inc., dated November 19, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date:	November 20, 2013	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated November 19, 2013 by and among the Company, Merrill Lynch, Pierce, Fenner, & Smith Incorporated, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

99.1	Pricing Press Release of Mylan Inc., dated November 19, 2013.